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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 18, 1996


                                  HOME BANCORP
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             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
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(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
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 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached  Press  Release   Relative  to  Another  Home  Bancorp  Stock
          Repurchase Program.

                                  NEWS RELEASE
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Home Bancorp                                            Date:  December 18, 1996
132 EAST BERRY STREETo   P.O. BOX 989                Contact:  W. Paul Wolf

FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502
FAX:  (219) 426-7027



                                  HOME BANCORP
                          COMPLETES AND ALSO ANNOUNCES
                            ANOTHER STOCK REPURCHASE


         FORT WAYNE,  Indiana,  -- December  18, 1996 -- Home  Bancorp  (Nasdaq:
HBFW), the holding company for Home Loan Bank fsb, announced the completion of its previously announced stock repurchase program. The company announced a share repurchase program on July 29, 1996 to repurchase approximately 5% of its outstanding common shares. The total of 139,617 shares has been repurchased at an average price of $17.42 per share.

         Home Bancorp also announced its intention today to repurchase 10% of its outstanding shares of common stock in the open market. The repurchase which will commence on or after December 23, 1996 is planned to be completed over the next twelve months. The shares will be purchased at prevailing market prices from time to time depending upon market conditions. The repurchase shares will be held as treasury stock and will be used for general corporate purposes.

         Home Loan Bank serves northeastern Indiana through its nine banking offices located in Allen and Adams Counties. As of December 18, 1996, Home Loan Bank exceeded all applicable regulatory capital requirements.




                       Holding Company for Home Loan Bank